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                                                                     EXHIBIT 4.7


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                              ESCALON MEDICAL CORP.

                          COMMON STOCK PURCHASE WARRANT

                  1.       Issuance; Certain Definitions.

                           For good and valuable consideration, the receipt of
which is hereby acknowledged by ESCALON MEDICAL CORP., a California corporation (the "Company"), TRAUTMAN KRAMER & COMPANY, INCORPORATED ("TKCI") or registered assigns (collectively, including TKCI, the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on December 31, 2002 (the "Expiration Date"), Twenty-Five Thousand (25,000) fully paid and nonassessable shares of the Company's Common Stock, no par value $.001 per share (the "Common Stock") at an initial exercise price of $10.335 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2.       Exercise of Warrants.

                           2.1 General. This Warrant is exercisable in whole or
in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock, as reported, at the option of the Holder, by Bloomberg, LP or the National Association of Securities Dealers, for the ten
(10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

                           2.2 Maximum Share Amount Issuable Upon Exercise.
Notwithstanding anything to the contrary herein, if at any time the aggregate number of shares of Common Stock then issued upon exercise of this Warrant, plus the aggregate number of shares of Common Stock then issued upon conversion of the Series A Preferred Stock plus the aggregate number of shares of Common Stock then issued upon the exercise of the Common Stock Purchase Warrants issued
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December 31, 1997 to the Buyer named in the Securities Purchase Agreement and its assignees (the "Buyer Warrant") equals 19.9% of the "Outstanding Common Amount" (as hereinafter defined), then this Warrant shall, from that time forward, cease to be exercisable into Common Stock in accordance with the terms of this Section 2 (although the cashless exercise right shall remain in effect), unless the Company (i) has obtained approval of the issuance of the Common Stock issuable under this Warrant by the requisite vote, in person or by proxy, by the holders of the then outstanding Common Stock (not including any of the shares of Common Stock held by present or former holders of this Warrant, the Buyer Warrant or Series A Preferred Stock, to the extent that such shares were issued upon conversion of Series A Preferred Stock or exercise of such Warrants) ("Shareholder Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from the NASDAQ Stock Market in accordance with NASDAQ Rule 4460(i). For purposes of this paragraph, "Outstanding Common Amount" means (x) the number of shares of the Common Stock outstanding on the date of issuance of this Warrant pursuant to the Securities Purchase Agreement, plus (y) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.9% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." In the event the Company obtains Shareholder Approval or the approval of The NASDAQ Stock Market or otherwise conclude that it is able to increase the number of shares which can be issued in excess of the Maximum Share Amount (such increased number being referred to as the "New Maximum Share Amount"), then the references to the Maximum Share Amount above shall be deemed to refer instead to the New Maximum Share Amount. If the Company is limited in the number of shares of Common Stock it may issue upon exercise of this Warrant as contemplated by the provisions of this Section 2.2, then the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock upon exercise of this Warrant without violating any rules or regulations covering the number of shares of Common Stock that may be issued by the Company, including, but not necessarily limited to, obtaining Shareholder Approval.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.


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                  6.       Protection Against Dilution.

                           6.1 Adjustment Mechanism. If an adjustment of the
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                           6.2 Capital Adjustments. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                           6.3 Adjustment for Spin Off. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Market Price of the Common Stock (as defined in that certain Securities Purchase Agreement, dated as of December 31, 1997 [the "Securities Purchase Agreement"], between the Company and the Buyer named therein) on the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and


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         such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

                  7. Transfer to Comply with the Securities Act; Registration Rights.

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  (b) The Company agrees to file a registration statement, which shall include the Warrant Shares subject to this Warrant, assuming for such purposes that the Warrant has been exercised to purchase the maximum number of shares eligible to be purchased thereunder (but without regard to whether or not the Warrant is eligible to be exercised or has in fact been exercised), on Form S-3 or another available form (the "Registration Statement"), pursuant to the Act, by the 30th calendar day after the Closing Date and to have the registration of the Warrant Shares completed and effective by the 90th calendar day after the Closing Date (the "Effective Date").

                  8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    ESCALON MEDICAL CORP.
                                    351 East Conestoga Road
                                    Wayne, PA 19087
                                    ATTN: President
                                    Telephone No.: (610) 688-6830
                                    Telecopier No.: (610) 254-8958


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                           (ii)     if to the Holder, to:

                                    TRAUTMAN KRAMER & COMPANY, INCORPORATED
                                    500 Fifth Avenue
                                    14th Floor
                                    New York, NY 10110
                                    Attn:  Richard Rosenblum

                                    Telephone:       (212) 575-5500
                                    Telecopier:      (212) 271-0611

                                    with a copy to:

                                    Krieger & Prager, Esqs.
                                    319 Fifth Avenue
                                    New York, NY 10016
                                    Attn:  Samuel M. Krieger, Esq.

                                    Telephone:       (212) 689-3322
                                    Telecopier:      (212) 213-2077

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Balance of page intentionally left blank]


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                  13.      Descriptive Headings. Descriptive headings of the
several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 31st day of December, 1997.


                                         ESCALON MEDICAL CORP.



                                         By: /s/ Richard J. DePiano
                                            -----------------------------------
                                            Name: Richard J. DePiano
                                            Its: Chairman and C.E.O.

Attest:

/s/ Richard J. DePiano, Jr.
---------------------------
Name: Richard J. DePiano, Jr.
Title: Assistant Secretary


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                          NOTICE OF EXERCISE OF WARRANT

          The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, dated as of December _____, 1997, to purchase _____ shares of the Common Stock, no par value per share, of ESCALON MEDICAL CORP. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:



Dated:______________________


By:__________________________________


/ /      CASH:             $ _______________________


/ /      CASHLESS EXERCISE